Exhibit 99.1

THL Credit Announces Launch of

10b5-1 Stock Trading Plan by its Advisor

BOSTON – March 14, 2018: THL Credit Advisors LLC (the “Advisor”), the external investment advisor to THL Credit, Inc. (the “Company”) has informed the Company that it adopted a stock trading plan (the “Plan”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to purchase up to $10,000,000 of the Company’s common stock.

“Our Advisor is actively implementing the strategy that I outlined on our most recent earnings call that is aimed to build confidence in the Company and improve the performance of the BDC,” said Chris Flynn, CEO of THL Credit. “Our Advisor’s ability to invest up to $10 million is a strong indication of its confidence in the BDC and its commitment to the Company’s shareholders.”

The stock trading plan is designed to allow the Advisor to purchase common stock at times when it otherwise might be prevented from doing so under insider trading laws. The timing and amount of any common stock purchases will depend on the terms and conditions of the Plan, the market price of the common stock and trading volumes. No assurance can be given that any particular amount of common stock will be purchased.

Please see THL Credit’s 8-K for additional information on the Plan. THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentations and other financial information are available on its website at www.THLCreditBDC.com.

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About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of lower middle market companies. The Company is a direct lender to lower middle market companies and invests primarily in directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

About THL Credit Advisors LLC

THL Credit Advisors LLC is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit Advisors LLC maintains a variety of advisory and sub-advisory relationships across its investment platforms, including THL Credit, Inc. (NASDAQ: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a non-diversified, closed-end management investment company. For more information, please visit www.THLCredit.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit Advisors LLC

Lauren Vieira

(617) 790-6070

Media Contact:

Stanton

Doug Allen

(646) 502-3530

dallen@stantonprm.com